Exhibit 5.1

52 East Gay Street P.O. Box 1008 Columbus, Ohio 43216-1008 614.464.6400 | vorys.com Founded 1909

September 10, 2025

Civista Bancshares, Inc.

100 East Water Street

Sandusky, OH 44870

Re:	Registration Statement on Form S-4 of Civista Bancshares, Inc.

Ladies and Gentlemen:

We have acted as counsel to Civista Bancshares, Inc., an Ohio corporation (the “Company”), in connection with the Registration Statement on Form S-4 filed by the Company under the Securities Act of 1933 (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”) relating to the proposed issuance of up to 1,434,491 of the Company’s common shares, without par value (the “Shares”), in connection with the consummation of the merger transaction contemplated by, and upon the terms and subject to the conditions of, the Agreement and Plan of Merger dated as of July 10, 2025, by and among the Company, Civista Bank and The Farmers Savings Bank (the “Merger Agreement”). This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with rendering this opinion, we have examined: (a) the Registration Statement; (b) the Merger Agreement; (c) the Second Amended and Restated Articles of Incorporation of the Company, as currently in effect; (d) the Second Amended and Restated Code of Regulations of the Company, as currently in effect; and (e) the resolutions adopted by the Board of Directors of the Company approving the issuance of the Shares, the Merger Agreement and the transactions contemplated thereby. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by the parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate and other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Ohio | Washington, D.C. | Texas | Pennsylvania | California | London | Berlin

September 10, 2025

Our opinion is subject to (i) the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) the limitations imposed by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares have been duly authorized by the Company and, when the Registration Statement has been declared effective by order of the Commission and the Shares proposed to be issued pursuant to the Registration Statement have been issued and delivered in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and the Merger Agreement, such Shares will be validly issued, fully paid and non-assessable.

Our opinion expressed herein is based upon the law and circumstances as they are in effect on the date hereof, and we assume no obligation to revise or supplement this letter in the event of future changes in the law or interpretation thereof with respect to circumstances or events that may occur subsequent to the date hereof.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and to the reference to our firm under the caption “Legal Matters” in the prospectus/proxy statement included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Vorys, Sater, Seymour and Pease LLP

VORYS, SATER, SEYMOUR AND PEASE LLP